UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2007

GTSI Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-19394	54-1248422
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 Stonecroft Boulevard Chantilly, Virginia	20151-1010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 502-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 30, 2007, the Board of Directors of GTSI Corp. (the “Company”) promoted Scott Friedlander, to the position of President and Chief Operating Officer effective December 1, 2007.

Mr. Friedlander, 47, has served as the Company’s Executive Vice President, Sales since July 2005. Prior to that time, he served as GTSI’s Vice President, Sales, Technology Teams when hired in November 2001, and was later promoted to Group Vice President, Sales, Enterprise Technology Practices. Mr. Friedlander joined GTSI from Sideware Corp., where he served as Executive Vice-President, after a 19-year career with Xerox Corporation. He was responsible for Xerox’s public sector operations for The North America Solutions Group, having been promoted to that senior level position after a variety of assignments and following receipt of his BS in Finance from University of Maryland, Smith School of Business.

Item 1.01	Entry into a Material Definitive Agreement

On December 1, 2007, the Company and Mr. Friedlander entered into an Employment Agreement pursuant to which Mr. Friedlander has agreed to serve as President and Chief Operating Officer effective December 1, 2007 (the “Agreement”). Pursuant to the Agreement, the Company will pay Mr. Friedlander a salary at the annual rate of $340,000 and during the term of the Agreement, Employee will have a targeted annual bonus of up to $180,000 at 100% achievement, or $360,000 at 200% achievement.

The Company will also provide Mr. Friedlander with a severance payment equal to nine (9) months of base salary for a termination without cause, as defined in the Agreement, and in the case of termination without cause under a change of control occurrence (as defined in the Agreement), a severance equal to 18 months of total targeted compensation. In addition, the Company will provide Mr. Friedlander with the employee benefits accorded other senior executive officers of the Company. This Agreement supersedes the severance agreement and change of control agreements previously entered into between GTSI and Mr. Friedlander.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached to this Current Report as Exhibit 99.3.

Item 5.03	Amendment to Articles of Incorporation or By-laws

The Board of Directors (the “Board”) of GTSI Corp. amended Article VII of the By-laws of the Company effective December 1, 2007, to authorize the Board to provide for the issuance of uncertificated shares. By being able to issue uncertificated shares, the Company is now eligible to participate in the Direct Registration System, which is currently administered by The Depository Trust Company.

The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers to effect transactions without the risks and delays associated with transferring physical securities.

As amended, the By-laws now specify that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company.

The full text of the By-laws, as amended, is filed as Exhibit 3.1 to this Current Report, and amended Article VII thereof is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

3.1 Bylaws, as amended

99.3 Employment Agreement, Scott Friedlander

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.

By: /s/ Joe Ragan
Joe Ragan
Senior Vice President and CFO

Date: December 3, 2007

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Bylaws, as amended
99.3	Employment Agreement, Scott Friedlander